UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2008
Marlin Business Services Corp.
(Exact name of registrant as specified in charter)

Pennsylvania	000-50448	38-3686388

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Fellowship Road
Mt. Laurel, NJ 08054
(Address of principal executive offices)
(888) 479-9111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On March 20, 2008, Marlin Leasing Corporation (“Marlin”, a subsidiary of the Registrant) sent written notice to Deutsche Bank AG, New York Branch (“Deutsche”) informing Deutsche that Marlin has decided not to seek renewal of the $125 million Series 2000-A Warehouse Facility extended by Deutsche to Marlin. The Series 2000-A facility is scheduled to expire pursuant to its terms on March 24, 2008, and there are currently no borrowings outstanding under the facility. On March 12, 2008, the Registrant announced the opening of Marlin Business Bank (the “Bank”). The Bank provides the Registrant with diversified funding options at more favorable terms than the Series 2000-A Warehouse Facility. The Bank will provide up to $69 million in origination funding capacity in its first year of operations, up to $90 million in its second year, and up to $105 million in its third year and beyond. Management believes that the new funding capacity provided by the Bank renders the Series 2000-A Warehouse Facility unnecessary, resulting in Marlin’s decision not to seek renewal of that facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 21, 2008

MARLIN BUSINESS SERVICES CORP.
By:	/s/ Daniel P. Dyer
	Name:	Daniel P. Dyer
	Title:	Chief Executive Officer

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